UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25395	77-0501994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 Dory Road, Gloucester, MA	01930
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 282-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and General Release for John E. Aldeborgh

On January 2, 2006, Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) entered into an Agreement and General Release (the “agreement”) with John E. Aldeborgh, Varian Semiconductor’s Vice President of Sales and Service.

Pursuant to the agreement, Mr. Aldeborgh will (i) perform projects assigned by the Chief Executive Officer or the Executive Vice President of Sales to assist with various transitional matters; (ii) continue to receive base salary payments through September 30, 2006; (iii) receive reimbursement for certain executive outplacement services; (iv) be eligible to participate in any benefit plans in which he is currently enrolled through September 30, 2006, except for the employee stock purchase plan, to which he will be eligible to contribute through June 30, 2006; and (v) be entitled to continue his use of a company car for which Varian Semiconductor will make lease and insurance payments until September 30, 2006, after which Varian Semiconductor will purchase the car and transfer title to Mr. Aldeborgh. Mr. Aldeborgh’s restricted stock and options to purchase shares of common stock will continue to vest through September 30, 2006, and Mr. Aldeborgh will have through December 30, 2006 to exercise vested options. If Mr. Aldeborgh has not found new employment by September 30, 2006, he will continue to receive base salary payments until the earlier of (i) December 31, 2006, or (ii) the date he finds new employment for which he is paid at a rate of 80% or more of his current base salary. Under the terms of the agreement, Mr. Aldeborgh agreed to certain non-competition terms with Varian Semiconductor that extend through June 30, 2007 and he executed a release in favor of Varian Semiconductor. Mr. Aldeborgh may revoke the agreement at any time prior to January 9, 2006.

The foregoing description of the agreement is qualified in its entirety by reference to the actual agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Retirement Agreement for Richard A. Aurelio

On January 2, 2006, Varian Semiconductor entered into a letter agreement (the “retirement agreement”) with Richard A. Aurelio, Varian Semiconductor’s Executive Chairman of the Board of Directors.

Pursuant to the retirement agreement, Mr. Aurelio will retire as an employee of Varian Semiconductor effective January 3, 2006 and will continue to serve as the Non-Executive Chairman of Varian Semiconductor’s Board of Directors (“Chairman”). Mr. Aurelio will (i) provide certain consulting and advisory services as requested by the Chief Executive Officer; (ii) receive a retainer payment totaling $200,000 from January 3, 2006 through December 31, 2006; (iii) receive a one-time grant of 30,000 shares of restricted stock on January 2, 2006, which will vest immediately; (iv) be entitled to receive all benefits made available to Varian Semiconductor’s retired executive officers; and (v) receive reimbursement for certain expenses incurred in connection with providing consulting and advisory services or in connection with service as a director or as Chairman. Varian Semiconductor will transfer title to the company car made available for Mr. Aurelio’s use to Mr. Aurelio on January 3, 2006. Under the terms of the retirement agreement, Mr. Aurelio agreed to certain non-competition and non-solicitation terms with Varian Semiconductor that extend through December 31, 2007.

The foregoing description of the retirement agreement is qualified in its entirety by reference to the actual retirement agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Pursuant to the retirement agreement discussed above under Item 1.01, the Change In Control agreement between Mr. Aurelio and Varian Semiconductor, the form of which was filed as Exhibit 10.3 to Varian Semiconductor’s Form 8-K filed with the Securities and Exchange Commission on October 15, 2004, will be terminated effective January 3, 2006.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC. (Registrant)

By:	/s/ ROBERT J. HALLIDAY
Name:	Robert J. Halliday
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: January 3, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and General Release between Varian Semiconductor Equipment Associates, Inc. and John E. Aldeborgh, dated January 2, 2006.

10.2	Letter Agreement between Varian Semiconductor Equipment Associates and Richard A. Aurelio, dated January 2, 2006.